[GRAPHIC OMITTED: STATE STREET LOGO]

October 18, 2019

Each of the Borrowers listed
on Appendix I hereto
100 Federal Street
Boston, MA 02110
Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer
Treasurer and Compliance Liaison

RE: Sixth Amendment to Putnam Funds Amended and Restated Uncommitted Line of Credit

Ladies and Gentlemen:

Pursuant to an amended and restated letter agreement dated as of September 24, 2015 (as amended from time to time, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $235,500,000 uncommitted, unsecured line of credit (the “Uncommitted Line”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $235,500,000, dated September 24, 2015, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (as amended, the “Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make certain changes to the Loan Documents in connection therewith as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I. Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on October 16, 2020 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

October 18, 2019

2. Section I(3) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

3. Evidence of Indebtedness.

(a) The Loans made by the Bank to the each Borrower shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. Each Borrower, on behalf of its respective Funds, irrevocably authorizes the Bank to make or cause to be made, at or about the date of each Loan to the Borrowers or at the time of receipt of any payment of principal of each such Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by the Bank with respect to the Loans made by it shall, absent manifest error, constitute prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of such Borrower, on behalf of each of its respective Funds, hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b) Each Borrower hereby agrees that, upon request of the Bank, each Borrower shall promptly execute and deliver to the Bank, a promissory note (as amended, supplemented or otherwise modified, the “Note”) substantially in the form of Exhibit A attached hereto, payable to the Bank in an amount equal to the Uncommitted Line Amount or, if less, the aggregate unpaid principal amount of the Bank’s Loans, plus interest thereon as provided below, which shall evidence the Bank’s Loans in addition to such records.

3. Section I(5)(b) of the Loan Agreement is hereby amended by deleting the words “Channel Center – CCB0900, One Iron Street, Boston, Massachusetts 02210” in the first sentence of such Section and substituting in place thereof the words: “One Lincoln Street, Boston, Massachusetts 02111.

4. Section II(5)(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “(a) Except as provided in paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to any Borrower or Fund, to it at 100 Federal Street, Boston, MA 02110, Attention of: Robert T. Burns, Vice President and Chief Legal Officer, Telephone No.: (617) 760-7043 and (ii) if to the Bank, to Janet B. Nolin, Vice President, or Fund Finance Group at M/S SFC0310, State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall

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October 18, 2019

be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).”

5. Exhibit A to the Loan Agreement is hereby amended by deleting the words “Channel Center – CCB0900, One Iron Street, Boston Massachusetts 02210” in the first paragraph thereof and substituting in place thereof the words: “One Lincoln Street, Boston, Massachusetts 02111”.

6. Exhibit B attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is substituted therefor.

II. Closing Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank a non-refundable fee of $94,200 for closing the renewal of the Uncommitted Line, which fee shall be non-refundable and deemed fully earned by the Bank upon the date of this letter agreement.

III. Miscellaneous

1. Other than as expressly amended hereby, all terms and conditions of the Loan Agreement and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms thereof except that, in recognition of the Bank now evidencing the Loans by one or more loan accounts or records maintained by the Bank in the ordinary course of business in accordance with Section I(3)(a) of the Loan Agreement, after the effectiveness of this letter amendment, the Bank shall return to the Borrowers, if requested, the Note in its possession as of the effective date of this letter amendment, marked “Cancelled”. The cancellation of the original Existing Note shall not be deemed to evidence the repayment or satisfaction of any existing Loans or related Obligations, all of which shall thereafter be evidenced by one or more loan accounts or records maintained by the Bank as so described in Section I(3)(a) of the Loan Agreement.

2. Each of the Borrowers, for itself and on behalf of its respective Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of,

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October 18, 2019

or exceed any limitation contained in, the declaration of trust, by-laws or other organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of any such Borrower under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Borrower personally, but bind only the trust property of such Borrower. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of the Loan Agreement as amended by this letter amendment and the other Loan Documents as amended by this letter amendment with respect to each Fund are several and not joint. In the case of each Borrower, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of such Borrower.

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This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By: __/s/Janet B. Nolin________________
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM ASSET ALLOCATION FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND

PUTNAM FUNDS TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM HIGH YIELD FUND
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE SECURITIES FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM SUSTAINABLE LEADERS FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX-FREE INCOME TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM VARIABLE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

GEORGE PUTNAM BALANCED FUND

By:	/s/ Jonathan Horwitz_______________________
Jonathan Horwitz
Executive Vice President, of each of the foregoing

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APPENDIX I

List of Borrowers and Funds

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Growth Fund

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND

PUTNAM FUNDS TRUST
on behalf of:
Putnam Short Duration Bond Fund
Putnam Fixed Income Absolute Return Fund
Putnam Multi-Asset Absolute Return Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Focused Equity Fund
Putnam Global Technology Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam International Value Fund
Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Ultra Short Duration Income Fund
Putnam Short-Term Municipal Income Fund
Putnam Small Cap Growth Fund
PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM HIGH YIELD FUND
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Government Money Market Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund

Information Classification: Limited Access

Putnam International Growth Fund
Putnam Sustainable Future Fund
Putnam PanAgora Managed Futures Strategy
Putnam PanAgora Market Neutral Fund
Putnam PanAgora Risk Parity Fund
Putnam Research Fund
Putnam Small Cap Value Fund

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME
FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM SUSTAINABLE LEADERS FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME
FUND
PUTNAM TAX EXEMPT INCOME FUND

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund

PUTNAM MORTGAGE SECURITIES FUND

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Multi-Asset Absolute Return Fund
Putnam VT Mortgage Securities Fund
Putnam VT Small Cap Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Government Money Market Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Multi-Cap Core Fund
Putnam VT Sustainable Leaders Fund

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Putnam VT Sustainable Future Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund

GEORGE PUTNAM BALANCED FUND

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EXHIBIT B

ADVANCE/PAYDOWN
REQUEST FORM
(UNCOMMITTED LINE)

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN SERVICING UNIT
telephone 617-662-8577 or 617-662-8588; fax 617-988-6677
email ais-loanops-csu@statestreet.com

FROM:	[BORROWER][ on behalf of [FUND]]
	(Fund # ___________)	(DDA # ____________)

In connection with the letter agreement dated September 24, 2015 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $__________. Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1. This request is (check one): ___ Loan Advance ____ Paydown ____ Overnight Rollover ___

2. The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Federal Reserve Regulation U, and no Default of Event of Default has occurred under the Agreement.

4. All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5. Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6. The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:

	(i) Total Assets of the Fund	$_____________
(ii) Total Liabilities (excluding Indebtedness
	for borrowed money) of the Fund[1]	$_____________
(iii) the value of such Fund’s investments in any direct

_____________________
1 For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability.

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or indirect Subsidiaries (and including in any event,
without duplication, the value of any such direct or
indirect Subsidiaries)	$_____________
(iv) asset value of such Fund constituting physical commodities	$_____________
(v) item (a)(i) less item (a)(ii), (iii), and (iv)	$_____________
(b) Applicable Percentage[2] of item (a)(v)	$_____________

(c) (i) Beginning Loan Balance:	$_____________
(ii) Paydown Amount (if any):	$_____________
(iii) Requested Loan (if any)	$_____________
(iv) Requested Loans Balance
((i) minus (ii) or (i) plus (iii)):	$_____________

(d) The aggregate outstanding principal amount of
Indebtedness for borrowed money of the Fund other
than the Loans as of the date hereof (including any
loans under the separate Syndicated Facility and including
any Interfund Loans)	$_____________

(e) Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$_____________

7. The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund, is a party or any law, rule or regulation applicable to such Borrower or Fund.

8. The amount set forth in 6(c)(iv) above does not exceed the Per Fund Limit Amount (defined as the lesser of (a) the Uncommitted Line Amount, and (b) the difference of (i) $200,000,000 minus (ii) the aggregate principal amount of all loans, if any, outstanding to the Fund under the Syndicated Facility). The aggregate principal amount of all Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

9. The Fund for which any Loan is being requested hereby does not currently have outstanding any Interfund Loans made to such Fund as borrower which are secured by any collateral except to the extent permitted by Section II(1)(g) of the Agreement and does not currently have any outstanding Interfund Loans made by it as the lender.

10. The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER][, on behalf of [FUND]]

By:	_______________________________
Name:	_______________________________
Title	_______________________________
Date:	_______________________________

_____________________
2 If the Borrower, acting on behalf of the Fund, is a (i) Limited Borrower, the Applicable Percentage is 10% or (ii) Restricted Borrower, the Applicable Percentage is 25%; in all other cases the Applicable Percentage is 33-1/3%.

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Information Classification: Limited Access